As filed with the Securities and Exchange Commission on August 11, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Potbelly Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-4466837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 N. Canal Street, Suite 850

Chicago, Illinois 60606

(Address of Registrant’s principal executive offices, including zip code)

Potbelly Corporation 2019 Long-Term Incentive Plan

(Full title of the plan)

Matthew J. Revord

Senior Vice President, Chief Legal Officer, General Counsel and Secretary

Potbelly Corporation

111 N. Canal Street, Suite 850, Chicago, Illinois 60606

(312) 951-0600

(Name, address, telephone number, including area code, of agent for service)

Copies to:

Edward S. Best

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount to be Registered(1) (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share, to be issued under the Potbelly Corporation 2019 Long-Term Incentive Plan (the “Plan”)	900,000	$3.83 (3)	$3,447,000 (3)	$447.42
Total	900,000			$447.42

(1)	Represents additional shares of common stock Potbelly Corporation, $0.01 par value per share (“Common Stock”) issuable under the Plan.
(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued under the Plan to prevent dilution resulting from stock dividends, stock splits, reverse stock splits, extraordinary cash dividends, recapitalizations, reorganizations, mergers, consolidations, split-ups, spin-offs, exchanges of shares, sales of assets or subsidiaries, combinations and other corporate transactions.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with paragraph (c) and (h) of Rule 457 under the Securities Act, based upon the average of the high and low prices of Common Stock, as reported on The Nasdaq Global Select Market on August 7, 2020.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8. Potbelly Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 900,000 additional shares of its common stock, par value $0.01 per share, reserved for issuance under the Potbelly Corporation 2019 Long-Term Incentive Plan, as amended and restated effective June 24, 2020 (the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on June 11, 2019 (Registration No. 333-232060). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s annual report on Form 10-K for the fiscal year ended December 29, 2019 filed with the Commission on February 27, 2020 (File No. 001-36104);

(b)

The Registrant’s quarterly reports on Form 10-Q for the fiscal quarter ended March 29, 2020 filed with the Commission on May 18, 2020 (File No. 001-36104) and the fiscal quarter ended June  28, 2020 filed with the Commission on August 5, 2020 (File No. 001-36104);

(c)

The Registrant’s current reports on Form 8-K filed with the Commission on January 17, February 18, March  20, April 13, April  27, May 8, May  11, May 20, June  12, June  30, July 20 and July 20, 2020 (File No. 001-36104), except for portions thereof that are “furnished” rather than filed with the Commission; and

(d)

The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on September 30, 2013, pursuant to Section 12(b) of the Securities Act, including any amendment or report filed for the purpose of updating such description (File No. 001-36104).

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement.

Any statement contained in this Registration Statement or any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein is inconsistent with or modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description
4.1	Seventh Amended and Restated Certificate of Incorporation of Potbelly Corporation (filed as Exhibit 3.1 to Form S-1 (File No. 333-190893) filed on August 29, 2013 and incorporated herein by reference)
4.2	Amended and Restated Bylaws of Potbelly Corporation (filed as Exhibit 3.1 to Form 8-K (File No. 001-36104) filed on June 12, 2018 and incorporated herein by reference)
5.1*	Opinion of Mayer Brown LLP as to the legality of the common stock
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2*	Consent of Mayer Brown LLP (included as part of Exhibit 5.1)
24.1*	Power of Attorney (included in this Registration Statement under “Signatures”)
99.1	Potbelly Corporation 2019 Long-Term Incentive Plan, as Amended and Restated (filed as Exhibit 10.1 to current report on Form 8-K (File No. 001-36104) filed on June 30, 2020 and incorporated herein by reference)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 11th day of August, 2020.

POTBELLY CORPORATION

By	/s/ Robert D. Wright
Robert D. Wright
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert D. Wright and Matthew Revord, and each of them, as such person’s true and lawful attorney in fact and agent with full power of substitution, for such person in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or such person’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert D. Wright	President, Chief Executive Officer and Director (Principal Executive Officer)	August 11, 2020

Robert D. Wright

/s/ Steven Cirulis	Steven Cirulis (Principal Financial Officer and Principal Accounting Officer)	August 11, 2020

Steven Cirulis

/s/ Joe Boehm	Director	August 11, 2020

Joe Boehm

/s/ Adrian Butler	Director	August 11, 2020

Adrian Butler

/s/ Marla Gottschalk	Director	August 11, 2020

Marla Gottschalk

/s/ David Head	Director	August 11, 2020

David Head

/s/ David Near	Director	August 11, 2020

David Near

/s/ Benjamin Rosenzweig	Director	August 11, 2020

Benjamin Rosenzweig

/s/ Todd Smith	Director	August 11, 2020

Todd Smith